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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         ______________________________

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                             BANKAMERICA CAPITAL I
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                                               94-6702047
(State of Incorporation or Organization)                                 (I.R.S. Employer Identification No.)

     c/o BankAmerica Corporation
     555 California Street
     San Francisco, California                                                            94104
(Address of Principal Executive Offices)                                                (Zip Code)

                         ______________________________

If this form relates to the registration of a class of               If this form relates to the registration of a class of
 debt securities and is effective upon filing pursuant               debt securities and is to become effective
 to General Instruction A(c)(1) please check the                     simultaneously with the effectiveness of a
 following box.     / /                                              concurrent registration statement under the
                                                                     Securities Act of 1933 pursuant to General
                                                                     Instruction A(c)(2) please check the following
                                                                     box.     / /


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                                                  Name of Each Exchange on Which
            to be so Registered                                                  Each Class is to be Registered
          ---------------------                                               ------------------------------------

7 3/4% Trust Originated Preferred                                                    New York Stock Exchange
 Securities, Series 1
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       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement on Form 8-A (this "Registration
Statement") relates to the registration with the Securities and Exchange
Commission (the "Commission") of 12,000,000 shares of 7 3/4% Trust Originated
Preferred Securities, Series 1 (the "Preferred Securities") of BankAmerica
Capital I, a Delaware business trust ("Capital I" or the "Registrant").  The
Preferred Securities are being issued in connection with an underwritten offering. The description of the Preferred Securities to be registered hereunder is set forth under the caption "DESCRIPTION OF PREFERRED SECURITIES" in the Registration Statement on Form S-3 (Nos. 333-15559 and 333-15559-01 through -08) filed with the Commission on November 5, 1996 under the Securities
Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on December 4, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement on Form S-3"), and is incorporated herein by reference.

          The form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference into this Registration Statement.


ITEM 2.  EXHIBITS.

          The Preferred Securities are to be registered on the New York Stock
Exchange, on which no other securities of the Registrant are registered.
Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the New York Stock Exchange.

          1.   The Registration Statement on Form S-3.

          2.   The Certificate of Trust of Capital I, dated as of November 4,
1996, as filed in the office of the Secretary of State of the State of Delaware on November 4, 1996.

          3.   The Trust Agreement, dated as of November 4, 1996, among
BankAmerica Corporation ("BAC"), as Depositor, and the trustee of Capital I named therein.

          4.   The Amended and Restated Trust Agreement, dated as of December
20, 1996, among BAC, as Depositor, the trustees of Capital I named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Capital I (the "Amended and Restated Trust Agreement").

          5. The form of Guarantee Agreement executed and delivered by BAC for the benefit of the holders, from time to time, of the Preferred Securities.

          6. The form of Junior Subordinated Indenture between BAC and the trustee named therein pursuant to which BAC will issue Junior Subordinated
Deferrable Interest Debentures, Series 1.

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          7.  The form of Preferred Security Certificate (included as Exhibit D to the Amended and Restated Trust Agreement).

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                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


December 17, 1996

                              BANKAMERICA CAPITAL I

                              By: BankAmerica Corporation,
                                  as Depositor


                                  By: /s/ Shaun M. Maguire
                                  Name: Shaun M. Maguire
                                  Title: Senior Vice President and
                                          Assistant Treasurer

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